Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Jun 30, 2002
Payment Date	Jul 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 15, 2002 Jun 17, 2002 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	45,178,682	49,000,000	4,900,000	13,324,901
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.060000%	2.440000%	2.840000%
Interest/Yield Payable on the Principal Balance	72,386	92,991	10,824
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	72,386	92,991	10,824
Interest/Yield Paid	72,386	92,991	10,824

Summary

Beginning Security Balance	45,178,682	49,000,000	4,900,000	13,324,901
Beginning Adjusted Balance	45,178,682	49,000,000	4,900,000
Principal Paid	7,030,668	0	0	24,901
Ending Security Balance	38,148,014	49,000,000	4,900,000	13,323,417
Ending Adjusted Balance	38,148,014	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	54,793,144	46,494,463	1,182,463
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			3,193,176
Ending OC Amount as Holdback Amount				13,323,417
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.1133870	$0.6825304	$0.4251977
Principal Paid per $1000	$11.0129510	$0.0000000	$0.0000000